UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 4, 2020

Weatherford International plc
(Exact name of registrant as specified in its charter)

Ireland	001-36504	98-0606750
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

2000 St. James Place	,	Houston	,	Texas	77056
(Address of principal executive offices)					(Zip Code)
 Registrant’s telephone number, including area code: 713.836.4000

N/A
(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act (1):

Title of each class	Trading Symbol(s)	Name of each exchange on which registered

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
                  Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐
______________
(1) On April 17, 2020, the New York Stock Exchange (the “NYSE”) filed a Form 25 (the “Form 25”) with the Securities and Exchange Commission. In accordance with Rule 12d2-2 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), the de-registration of our ordinary shares under Section 12(b) of the Exchange Act became effective on July 16, 2020.

Item 2.02	Results of Operations and Financial Condition.

On August 5, 2020, Weatherford International plc (“Weatherford plc” and together with its subsidiaries, “we” or the “Company”) issued a news release announcing results for the second quarter and six months ended June 30, 2020. A copy of the news release is furnished as Exhibit 99.1 and incorporated into this Item 2.02.

We will host a conference call on Wednesday, August 5, 2020, to discuss the results for the second quarter and six months ended June 30, 2020. The conference call is scheduled to begin at 8:30 a.m. Eastern Time (7:30 a.m. Central Time).

Listeners may register in advance for the conference call at http://dpregister.com/10146042 and will receive an email including a calendar reminder, dial-in number, and a PIN providing immediate access to the call.

Weatherford invites investors to listen to the call live via live webcast on the Company’s website at https://www.weatherford.com/en/investor-relations/investor-news-and-events/events/. Alternatively, listeners can access the conference call by dialing +1 877-328-5344 (within the U.S.) or +1 412-902-6762 (outside of the U.S.) and asking for the Weatherford conference call. Listeners should log in or dial in approximately 10 minutes prior to the start of the call.

A telephonic replay of the conference call will be available until August 15, 2020, at 5:00 p.m. Eastern Time. To access the replay, please dial +1 877-344-7529 (within the U.S.) or +1 412-317-0088 (outside of the U.S.) and reference conference number 10146042.

Item 7.01	Regulation FD Disclosure.
On August 5, 2020, we issued a news release announcing results for the Company’s second quarter and six months ended June 30, 2020. A copy of the news release is furnished as Exhibit 99.1 and incorporated into this Item 7.01.

Debt Commitment Letter

On August 4, 2020, Weatherford International Ltd. (“Weatherford Bermuda”), a wholly owned subsidiary of Weatherford plc, entered into a commitment letter (the “Debt Commitment Letter”) with certain parties (such parties, the “Note Purchasers”) that are holders of Weatherford Bermuda’s 11.00% senior unsecured notes due 2024 (the “Senior Unsecured Notes”) or their respective affiliates or affiliated funds, pursuant to which the Note Purchasers committed to purchase $500 million of new 8.75% senior secured first lien notes due 2024 (the “New Notes”) issued by Weatherford Bermuda, subject to the terms and conditions set forth therein. The Note Purchasers’ commitments under the Debt Commitment Letter will expire on August 14, 2020, unless the closing of the New Notes issuance occurs on or prior to such date.

The proceeds of the New Notes would be used to (a) repay all obligations outstanding under, and terminate, the Credit Agreement dated as of December 13, 2019 (the “ABL Credit Agreement”), among Wells Fargo Bank, National Association, as administrative agent, the lenders and issuing banks from time to time party thereto, Weatherford plc, as parent, and Weatherford Bermuda and Weatherford International, LLC (“Weatherford Delaware”), as borrowers, and/or cash collateralize the letters of credit outstanding thereunder, and (b) provide liquidity to the Company for working capital and other general corporate purposes, and to pay fees, costs and expenses associated with the New Notes and the other transactions contemplated by the Debt Commitment Letter.

The New Notes would be guaranteed by (a) Weatherford plc, (b) Weatherford Delaware, (c) all of Weatherford plc’s subsidiaries that guarantee the obligations under (i) the LC Credit Agreement dated as of December 13, 2019 (the “LC Credit Agreement”), among Weatherford Bermuda and Weatherford Delaware, as borrowers, Weatherford plc, as parent, the lenders and issuing banks from time to time party thereto and Deutsche Bank Trust Company Americas, as administrative agent and collateral agent (the “LC Agent”), and (ii) the Senior Unsecured Notes and (d) within a mutually agreed period following the issuance of the New Notes, certain other subsidiaries of Weatherford plc satisfactory to the Note Purchasers (clauses (a) through (d), collectively, the “Guarantors”). The New Notes would be senior secured obligations of Weatherford Bermuda and the Guarantors, and would bear interest at a rate of 8.75% per annum. The scheduled maturity of the New Notes would be September 1, 2024. Weatherford Bermuda will pay certain fees and expenses in connection with the Debt Commitment Letter.

The Note Purchasers’ obligations under the Debt Commitment Letter are subject to certain conditions precedent, including, among others, (a) execution and delivery of all documentation related to the New Notes (subject to post-closing periods to be agreed for certain security matters), (b) execution and delivery of an amendment to the LC Credit Agreement in form and substance satisfactory to the Note Purchasers, which, among other things, shall permit the issuance of the New Notes on the terms contemplated in the Debt Commitment Letter, (c) execution and delivery of an intercreditor agreement between the trustee for the New Notes and the LC Agent, in form and substance reasonably satisfactory to the Note Purchasers, and (d) execution and delivery of a customary notes purchase agreement in form and substance reasonably satisfactory to the Note Purchasers.

There can be no assurance that such conditions precedent, many of which are beyond the control of the Company, will be satisfied or waived before the Debt Commitment Letter expires on August 14, 2020. If the conditions precedent cannot be satisfied and are not waived by such date, there are no assurances that the Note Purchasers will extend such expiration date. Additionally, under such circumstances, there can be no assurance that Weatherford Bermuda will be able to obtain alternative financing to the transactions contemplated by the Debt Commitment Letter. Accordingly, the failure to consummate the New Notes issuance on or prior to August 14, 2020 could result in the Company being unable to issue the New Notes or obtain alternative financing.

A copy of the Debt Commitment Letter is furnished herewith as Exhibit 99.2.

Discussion Materials

In connection with discussions with the Note Purchasers regarding the Commitment Letter, the Company agreed to publicly disclose certain information. A copy of such discussion materials is furnished herewith as Exhibit 99.3.

The information contained in Items 2.02 and 7.01 of this Current Report on Form 8-K, including in Exhibits 99.1, 99.2, and 99.3, shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, and shall not be deemed to be incorporated by reference into any of the Company’s filings under the Securities Act of 1933 or the Exchange Act, whether made before or after the date hereof and regardless of any general incorporation language in such filings, except to the extent expressly set forth by specific reference in such a filing. The filing of Item 7.01 of this Current Report on Form 8-K (including the exhibit hereto or any information included herein or therein) shall not be deemed an admission as to the materiality of any information herein that is required to be disclosed solely by reason of Regulation FD.

Item 8.01	Other Events.

Effective July 16, 2020, the Company ceased to have any obligation to file periodic reports with the SEC under Section 13(a) or 15(d) of the Exchange Act. The Company intends to continue filing periodic reports with the SEC on a voluntary basis, and currently expects to file its quarterly report on Form 10-Q for the quarter ended June 30, 2020 on or prior to August 14, 2020.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit Number	Exhibit Description
99.1	News Release dated August 5, 2020, announcing results for the second quarter and six months ended June 30, 2020.
99.2	Commitment Letter dated as of August 4, 2020, by and among Weatherford International Ltd. and the note purchasers party thereto.
99.3	Discussion Materials.
104	Cover Page Interactive Data File - the cover page XBRL tags are embedded within the Inline XBRL document.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Weatherford International plc
Date: August 5, 2020
/s/ Christian A. Garcia
Christian A. Garcia
Executive Vice President and Chief Financial Officer